Exhibit 99.1

PRESS RELEASE

July 22, 2010

Richard B. Brewer Joins Nile Therapeutics as Executive Chairman of the Board of Directors

SAN MATEO, CA, July 22, 2010 — Nile Therapeutics, Inc. (NASDAQ: NLTX), a biopharmaceutical company focused on the development of novel therapeutics for cardiovascular disease, today announced the appointment of Richard B. Brewer as Executive Chairman. With over 35 years of biotech and pharmaceutical industry experience, Mr. Brewer brings a wealth of operational, financial, and business development expertise to Nile.

“We are extremely pleased to welcome Mr. Brewer to our company,” said Joshua Kazam, CEO of Nile. “With his extensive knowledge, broad industry network, and history of strong leadership in development-stage biotech companies, we are confident that Mr. Brewer will play an integral role in defining and implementing our clinical development and partnership strategy for CD-NP.”

An active entrepreneur in the cardiovascular disease space, Mr. Brewer currently serves as Chairman of Arca Biopharma (NASDAQ: ABIO), a VC-backed specialty biopharmaceutical company developing genetically targeted therapies for patients with heart failure and other cardiovascular diseases. Mr. Brewer possesses deep knowledge of the natriuretic peptide space in particular, having served as CEO and President of Scios Inc., where he led the company in achieving FDA approval for Natrecor® (nesiritide), the first new drug for congestive heart failure in more than a decade, and guided Scios through its $2.4 billion merger with Johnson & Johnson in 2004.

Prior to his work at Scios, Mr. Brewer served as COO of Heartport, a cardiovascular device company developing minimally invasive approaches to major heart surgery. Before Heartport, he spent over a decade at Genentech, ultimately serving as Senior Vice President of U.S. Marketing and Senior Vice President of Genentech Europe and Canada.

“I look forward to working closely with Nile’s management team and the outstanding scientific and medical leaders on their Scientific Advisory Board as we continue to develop CD-NP,” said Mr. Brewer. “With promising results to date and having just completed enrollment in the first Phase II study of CD-NP in the target patient population, this is an exciting time to join the company, and I look forward to contributing to the advancement of the product and the company at this pivotal stage.”

Mr. Brewer also currently serves as Chairman of the Board of Dendreon Corporation (NASDAQ: DNDN), which recently received FDA approval for PROVENGE® (sipuleucel-T), an autologous cellular immunotherapy for the treatment of prostate cancer. Additionally, Mr. Brewer is a member of the Board of Directors of SRI (Stanford Research Institute), as well as a Member of the Board of Advisors for Northwestern University, Kellogg School of Business, Biotechnology Section.

Mr. Brewer holds an M.B.A. from Northwestern University and a B.S. from Virginia Polytechnic Institute & State University.

About Nile Therapeutics

Nile Therapeutics, Inc. is a clinical-stage biopharmaceutical company that develops innovative products for the treatment of cardiovascular disease and other areas of unmet medical needs. Nile is initially focusing its efforts on developing its lead compound, CD-NP, a novel, rationally designed chimeric peptide in clinical studies for the treatment of heart failure, and CU-NP, a second novel, rationally designed natriuretic peptide. More information on Nile can be found at http://www.nilethera.com.

Contact:
Daron Evans
Chief Financial Officer
Nile Therapeutics, Inc.
+1-650-458-2670
info@nilethera.com

Safe Harbor Paragraph for Forward-Looking Statements: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding the timing, progress and anticipated results of the clinical development, regulatory processes, clinical trial and data analysis timelines, anticipated benefits of CD-NP, Nile's strategy, future operations, outlook, milestones, the timing and success of Nile's product development, future financial position, future financial results, plans and objectives of management are forward-looking statements. Nile may not actually achieve these plans, intentions or expectations and Nile cautions investors not to place undue reliance on Nile's forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements Nile makes. Various important factors that could cause actual results or events to differ materially from the forward-looking statements that Nile makes include Nile's need to raise additional capital to fund its product development programs to completion, Nile's reliance on third-party researchers to develop its product candidates, and its lack of experience in developing and commercializing pharmaceutical products. Additional risks are described in greater detail in the reports Nile files with Securities and Exchange Commission, including those described under the caption "Risk Factors" in Item 1A of its Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission on March 3, 2010. Nile is providing this information as of the date of this press release and does not undertake any obligation to update any forward-looking statements as a result of new information, future events or otherwise.